UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

______________________________

KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas  77002
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the matters submitted to a vote of security holders during the Company’s annual meeting of shareholders held on May 15, 2014 are as follows:

Proposal	For	Withheld	Broker non-votes
1. Election of seven Directors:
W. Frank Blount	94,357,193	23,152,852	12,480,286
Loren K. Carroll	98,546,448	18,963,597	12,480,286
Linda Z. Cook	116,739,623	770,422	12,480,286
Jeffrey E. Curtiss Lester L. Lyles Jack B. Moore	94,141,092 94,451,982 94,259,996	23,368,953 23,058,063 23,250,049	12,480,286 12,480,286 12,480,286
Richard J. Slater	112,554,504	4,955,541	12,480,286

 Under the Company’s Bylaws, each of the directors was elected, having received a majority of the shares of common stock cast in person or represented by proxy at the annual meeting.

Proposal	For	Against	Abstentions	Broker non-votes
2. Ratification of KPMG, LLP as independent registered public accounting firm for the Company for the year ending December 31, 2014.	125,823,981	3,930,989	235,361	12,480,286

Under the Company’s Bylaws, the selection of KPMG, LLP was ratified, having been approved by the vote of holders of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote.

Proposal	For	Against	Abstentions	Broker non-votes
3. Advisory vote to approve the compensation of our Named Executive Officers as disclosed in the proxy statement.	92, 274, 259	23,414,135	1,821,651	12,480,286

Under the Company’s Bylaws, the advisory vote was in favor of approval of our executive compensation, having been approved by the vote of the holders of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: May 19, 2014	By:	/s/ Jeffrey B. King
Jeffrey B. King Vice President, Public Law